Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Randy M. Griffin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Mesa Energy Holdings, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Mesa Energy Holdings, Inc.

	By:	/s/ RANDY M. GRIFFIN
Date: September 2, 2011	Name:	Randy M. Griffin
	Title:	Chief Executive Officer

I, Ray L. Unruh, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Mesa Energy Holdings, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Mesa Energy Holdings, Inc.

	By:	/s/ RAY L. UNRUH
Date: September 2, 2011	Name:	Ray L. Unruh
	Title:	Chief Financial Officer